UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

HENRY COUNTY BANCSHARES, INC.

(Exact name of Registrant as Specified in its Charter)

GEORGIA	000-49789	58-148551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4806 N. HENRY BLVD

STOCKBRIDGE, GA 30281

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: 770-474-7293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HENRY COUNTY BANCSHARES, INC.

FORM 8-K

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 14, 2006, the Board of Directors of Henry County Bancshares, Inc. (the “Company”) approved a two-for-one stock split of its common shares. The split entitles each shareholder of record at the close of business on December 14, 2006, to receive one additional share for every one share of stock of the Company owned by the shareholder. The stock split will be implemented and the stock distributed in the form of a stock dividend. In connection with the stock split, the Board of Directors approved an Amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of common stock from ten million shares to twenty million shares. Par value remains at $2.50 per share. The amendment was adopted without shareholder approval pursuant to Sections 14-2-1002(6) and (7) of the Georgia Business Corporation Code, and becomes effective immediately upon filing with the Georgia Secretary of State.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits

3.7	Articles of Amendment dated December 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

HENRY COUNTY BANCSHARES, INC.

By:	/s/ David H. Gill
David H. Gill
President/CEO

Date: December 15, 2006